Exhibit 99.2

CINNABAR VENTURES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
 (UNAUDITED)

Index to Pro Forma Condensed Combined Financial Information

Pages
Pro Forma Condensed Combined Balance Sheets as of November 30, 2009	1
Pro Forma Condensed Combined Statements of Operations as of November 30, 2009	2
Pro Forma Condensed Combined Balance Sheets as of May 31, 2009	3
Pro Forma Condensed Combined Statements of Operations as of May 31, 2009	4
Notes to Pro Forma Condensed Combined Financial Statements as of November 30, 2009 and May 31, 2009	5-6

Cinnabar Ventures, Inc. and Subsidiary
(A Development Stage Company)
Pro Forma Condensed Combined Balance Sheet

	November 30, 2009	November 30, 2009
	YIPPY, Inc.	Cinnabar Ventures, Inc.
	(Acquiree)	(Acquiror)	Pro Forma	Pro Forma
	(Unaudited)	(Unaudited)	Adjustments	Combined

Assets
Current Assets
Cash	$-	$1,238	-	$1,238
Total Current Assets	-	1,238	-	1,238

Total Assets	$-	$1,238	$-	$1,238

Stockholders' Equity

Stockholders' Equity
Common stock, $0.001 par value; 75,000,000 shares authorized,
22,185,000 shares issued and outstanding	900	19,845	2,340	22,185
			(900)
Additional paid-in capital	2,249,100	170,551	(1,440)	2,418,211
Stock subscription receivable	(500,000)	-	-	(500,000)
Deficit accumulated during the development stage	(1,750,000)	(189,158)	-	(1,939,158)
Total Stockholders' Equity	-	1,238	-	1,238

Total Liabilities and Stockholders' Equity	$-	$1,238	$-	$1,238

Cinnabar Ventures, Inc. and Subsidiaries
(A Development Stage Company)
Pro Forma Condensed Combined Statement of Operations

					For the Period from
	November 30, 2009	November 30, 2009			May 24, 2006 (inception) to
	YIPPY, Inc.	Cinnabar Ventures, Inc.	November 30, 2009	November 30, 2009	November 30, 2009
	(Acquiree)	(Acquiror)	Pro Forma	Pro Forma	Pro Forma
	(Unaudited)	(Unaudited)	Adjustments	Combined	Combined

General and administrative expense	1,750,000	85,019	-	1,835,019	1,939,158

Net loss	$(1,750,000)	$(85,019)	$-	$(1,835,019)	$(1,939,158)

Net loss per common share				$(0.09)	$(0.10)

Weighted average number of common shares outstanding
during the year / period - basic and diluted				21,466,233	19,404,833

Cinnabar Ventures, Inc. and Subsidiaries
(A Development Stage Company)
Pro Forma Condensed Combined Balance Sheet

	May 31, 2009	May 31, 2009
	YIPPY, Inc.	Cinnabar Ventures, Inc.
	(Acquiree)	(Acquiror)	Pro Forma	Pro Forma
	(Unaudited)	(Unaudited)	Adjustments	Combined

Assets
Current Assets
Cash	$-	$45	-	$45
Total Current Assets	-	45	-	45

Total Assets	$-	$45	$-	$45

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued liabilities	$-	$315	-	$315
Loan Payable- related party	-	22,469	-	22,469
Total Current Liabilities	-	22,784	-	22,784

Stockholders' Equity
Common stock, $0.001 par value; 75,000,000 shares authorized,
21,360,000 shares issued and outstanding	-	19,020	2,340	21,360
Additional paid-in capital	-	62,380	(2,340)	60,040
Deficit accumulated during the development stage	-	(104,139)	-	(104,139)
Total Stockholders' Equity	-	(22,739)	-	(22,739)

Total Liabilities and Stockholders' Equity	$-	$45	$-	$45

Cinnabar Ventures, Inc. and Subsidiaries
(A Development Stage Company)
Pro Forma Condensed Combined Statement of Operations

					For the Period from
	May 31, 2009	May 31, 2009			May 24, 2006 (inception) to
	YIPPY, Inc.	Cinnabar Ventures, Inc.	May 31, 2009	May 31, 2009	May 31, 2009
	(Acquiree)	(Acquiror)	Pro Forma	Pro Forma	Pro Forma
	(Unaudited)	(Unaudited)	Adjustments	Combined	Combined

General and administrative expense	-	38,383	-	38,383	142,522

Net loss	$-	$(38,383)	$-	$(38,383)	$(142,522)

Net loss per common share				$(0.00)	$(0.01)

Weighted average number of common shares outstanding
during the year / period - basic and diluted				21,360,000	19,433,527

Cinnabar Ventures, Inc. and Subsidiaries
Notes to Pro Forma Condensed Combined Financial Statements
(Unaudited)

Note 1 Background Information

On January 26, 2010, Cinnabar Ventures, Inc. (“the Company”) acquired 100% of the stock of YIPPY, Inc. (“YIPPY”).  The unaudited pro forma condensed combined financial statements are based on the historical financial statements of the Company and YIPPY after giving effect to the purchase price - consisting of the issuance of 2,340,000 shares of common stock, and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and accompanying notes of YIPPY and the historical consolidated financial statements and accompanying notes of Cinnabar Ventures, Inc., included in our annual report in Form 10-K for the fiscal year ended May 31, 2009, and the quarterly report on Form 10-Q for the quarter ended November 30, 2009.

Note 2 Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheets and statements of operations as of November 30, 2009 and May 31, 2009, are based on the historical financial statements of the Company and YIPPY, after giving effect to the Company’s acquisition of YIPPY on January 26, 2010.

The pro forma financial statements give effect to the merger as if it had occurred on:

●           May 31, 2008 for presenting the May 31, 2009 pro forma financial statements, and on
●           November 30, 2008 for presenting the November 30, 2009 pro forma financial statements

The transaction has been treated similar to a pooling of interests due to these entities being under common control; as a result, the application of ASC 805; “Business Combinations” is not applicable.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of our consolidated results of operations or financial position that would have been reported had the YIPPY acquisition been completed as of the dates presented, and should not be taken as a representation of our future consolidated results of operations or financial position.

Cinnabar Ventures, Inc. and Subsidiaries
Notes to Pro Forma Condensed Combined Financial Statements
 (Unaudited)

Note 3 Pro Forma Financial Statement Adjustment

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the weighted average number of our common shares outstanding and are adjusted for the 2,340,000 shares of common stock issued in connection with the acquisition.  The issuance of these shares is considered outstanding as of May 31, 2009.  Diluted earnings per share will not be presented since the Company has a net loss; additionally, the Company does not have any common stock equivalents.

	Weighted Average Common Shares Outstanding

	Six Months Ended November 30, 2009		Year Ended May 31, 2009
Weighted average common shares outstanding – basic and diluted		19,126,233		19,020,000

Effect of common stock issued in merger		2,340,000		2,340,000

Weighted average common shares outstanding – basic and diluted – pro forma		21,466,233		21,360,000

Net loss – pro forma	$	(1,835,019)	$	(38,383)

Net loss per common share – basic and diluted – pro forma	$	(0.09)	$	(0.00)